EXHIBIT 25(H)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
               TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                     ------------

                                -----------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


             New York                                           13-5160382
  (Jurisdiction of incorporation                             (I.R.S. Employer
    if not a U.S. national bank)                            Identification No.)

One Wall Street, New York, New York                                10286
(Address of principal executive offices)                         (Zip code)

                                -----------------

                                     ALLETE
                 (LEGALLY INCORPORATED AS MINNESOTA POWER, INC.)
               (Exact name of obligor as specified in its charter)


            Minnesota                                           41-0418150
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

    30 West Superior Street
       Duluth, Minnesota                                         55802-2093
(Address of principal executive offices)                         (Zip code)

                                -----------------

        ALLETE (LEGALLY INCORPORATED AS MINNESOTA POWER, INC.) GUARANTEE
         WITH RESPECT TO ALLETE CAPITAL III PREFERRED TRUST SECURITIES*
                       (Title of the indenture securities)


------------------------
     *Specific title(s) to be determined in connection with issuances(s) of ALLETE Capital III Preferred Trust Securities.

ITEM 1.   GENERAL INFORMATION.*

          Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the               2 Rector Street, New York, N.Y. 10006
  State of New York                            and Albany, N.Y. 12203
Federal Reserve Bank of New York             33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation        550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association          New York, N.Y.

     (b)  Whether it is authorized to exercise corporate trust powers.

            Yes.

ITEM 2.   AFFILIATIONS WITH OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None. (See Note on page 2.)

ITEM 16.  LIST OF EXHIBITS.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

          1.   -    A copy of the Organization Certificate of The Bank of New
                    York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration
                    Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to
                    Form T-1 filed with Registration Statement No. 33-29637.)

          4.   -    A copy of the existing By-laws of the Trustee. (Exhibit 4
                    to Form T-1 filed with Registration Statement No. 33-31019.)

          6.   -    The consent of the Trustee required by Section 321(b) of
                    the Act. (Exhibit 6 to Form T-1 filed with Registration
                    Statement No. 33-44051.)

          7.   -    A copy of the latest report of condition of the Trustee
                    published pursuant to law or to the requirements of its supervising or examining authority.


------------------------
     * Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

                                      NOTE

          Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                    SIGNATURE

          Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 12th day of March, 2001.

                                             THE BANK OF NEW YORK


                                             By:  TERENCE T. RAWLINS
                                                -------------------------------
                                                       Terence T. Rawlins
                                                    Assistant Vice President

                                                                     EXHIBIT 7
                                                                   (Page 1 of 3)

                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286
  And Foreign and Domestic Subsidiaries, a member of the Federal Reserve
System, at the close of business December 31, 2000, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                 Dollar Amounts
ASSETS                                                            in Thousands
------                                                           --------------

Cash and balances due from
  depository institutions:
  Noninterest-bearing balances
    and currency and coin........................................   $ 3,083,720
  Interest-bearing balances......................................     4,949,333
Securities:
  Held-to-maturity securities....................................       740,315
  Available-for-sale securities..................................     5,328,981
Federal funds sold and Securities
  purchased under agreements to resell...........................     5,695,708
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income............................................ 36,590,456
  LESS:  Allowance for loan and
    lease losses......................................    598,536
  LESS: Allocated transfer risk
    reserve...........................................     12,575
  Loans and leases, net of unearned
    income, allowance, and reserve...............................    35,979,345
Trading Assets...................................................    11,912,448
Premises and fixed assets (including
  capitalized leases)............................................       763,241
Other real estate owned..........................................         2,925
Investments in unconsolidated subsid-
  iaries and associated companies................................       183,836
Customers' liability to this bank on
  acceptances outstanding........................................       424,303
Intangible assets................................................     1,378,477
Other assets.....................................................     3,823,797
                                                                    -----------
Total assets.....................................................   $74,266,429
                                                                    ===========

                                                                     EXHIBIT 7
                                                                   (Page 2 of 3)

LIABILITIES
-----------

Deposits:
  In domestic offices............................................   $28,328,548
  Noninterest-bearing................................. 12,637,384
  Interest-bearing.................................... 15,691,164
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs...............................    27,920,690
  Noninterest-bearing.................................    470,130
  Interest-bearing.................................... 27,450,560
Federal funds purchased and Securities
  sold under agreements to repurchase ...........................     1,437,916
Demand notes issued to the U.S.
  Treasury.......................................................       100,000
Trading liabilities..............................................     2,049,818
Other borrowed money:
  With remaining maturity of one year or less....................     1,279,125
  With remaining maturity of more than
    one year through three years ................................             0
  With remaining maturity of more than
     three years.................................................        31,080
Bank's liability on acceptances
  executed and outstanding.......................................       427,110
Subordinated notes and debentures................................     1,646,000
Other liabilities................................................     4,604,478
                                                                     ----------
Total liabilities................................................    67,824,765
                                                                     ----------

EQUITY CAPITAL
--------------

Common stock.....................................................     1,135,285
Surplus..........................................................     1,008,775
Undivided profits and capital
  reserves.......................................................     4,308,492
Net unrealized holding gains (losses)
  on available-for-sale securities...............................       (27,768)
Accumulated net gains (losses) on
  cash flow hedges...............................................             0
Cumulative foreign currency
  translation adjustments........................................       (38,656)
                                                                    -----------
Total equity capital.............................................     6,441,664
                                                                    -----------
Total liabilities and equity capital.............................   $74,266,429
                                                                    ===========

                                                                     EXHIBIT 7
                                                                   (Page 3 of 3)

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                  Thomas J. Mastro


     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

     Thomas A. Renyi     )
     Alan R. Griffith    )         Directors
     Gerald L. Hassell   )